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                                                                   EXHIBIT 99.03

                                     CONSENT

         The undersigned hereby consents to be named as a director designee of eRoomSystem Technologies, Inc., a Nevada corporation (the "Company"), in the Company's Registration Statement on Form SB-2, as first filed with the United States Securities and Exchange Commission on April 14, 2000, and all amendments thereto, in connection with the Company's proposed initial public offerings of its common stock.

         This consent is made as of this 31st day of May 2000.



/s/ JOHN J. PREHN
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John J. Prehn, an individual